Exhibit 99.1

Worksport Ltd Announces Tonneau Cover Models for the Rivian R1T, including an Innovative Solar Tonneau Cover

Company Nears Completion of Product Engineering for Rivian R1T Accessories, Targeting Growing Market of Premium Electric Pickup Trucks

West Seneca, New York, October 9, 2024 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors is thrilled to announce its strategic initiative to manufacture aftermarket accessories for the Rivian R1T electric pickup truck. With initial product engineering nearing completion, Worksport’s existing tonneau cover lineup will be the Company’s first products compatible with the Rivian R1T, marking a significant milestone in the Company’s expansion into the electric vehicle (“EV”) aftermarket sector.

Capitalizing on Rivian’s Rapid Growth

Rivian Automotive, Inc., a prominent player in the EV market, is selling over 10,000 premium electric pickup trucks per quarter, with the Rivian R1T fleet approaching 100,000 units on the road. This rapid growth presents a substantial opportunity for Worksport to introduce its cutting-edge products to a new and expanding customer base of environmentally conscious and tech-savvy consumers.

Compatible Tonneau Covers for Rivian R1T

Worksport is proud to announce that its existing lineup of premium tonneau covers is nearly finished compatibility engineering with the Rivian R1T. These covers are designed to enhance the utility, security, and aesthetics of the R1T, aligning perfectly with Rivian owners’ expectations for premium accessories. Features include:

●	Enhanced Protection: Secure cargo area against weather elements and theft.
●	Aerodynamic Design: Improve vehicle aerodynamics for better efficiency.
●	Easy Installation: Designed for seamless integration with the Rivian R1T.

Future Integration of SOLIS Solar Cover and COR Portable Energy System

Building on this foundation, Worksport will look to integrate its innovative SOLIS Solar Cover and COR Portable Energy System with the Rivian R1T platform. These products are designed to function as a perfect nano-grid system, complementing the adventurous and sustainable lifestyle of Rivian owners. Key features:

●	Versatile Applications: Ideal for having portable power on the go at job sites, campsites, emergency response, and off-grid usage.

●	Level 2 Charging Capabilities: Expected to have Level 2 charging capability with the SOLIS Solar Cover, acting as a last-mile range extender for quick power top-ups directly from the sun.
●	Energy Independence: Allowing drivers to harness solar energy for greater autonomy during extended journeys.

Management Commentary

Steven Rossi, Chief Executive Officer of Worksport, commented:

“We are excited to expand our product offerings to include accessories for the Rivian R1T, aligning with our mission to provide innovative and sustainable solutions for the evolving automotive market. Our SOLIS Solar Cover and COR Portable Energy System will be excellent companions for Rivian owners who value utility, versatility, and environmental responsibility. We believe this strategic initiative will not only drive growth for Worksport but also enhance the ownership experience for Rivian customers. Rivian owners deserve an exceptional bed cover and power system to go further and truly do anything.”

For more on Worksport’s innovative product lines, visit www.worksport.com. Stay tuned for investor updates on new products, expanded model coverage, and ongoing business growth.

Investor Inquiries May Be Directed To:

Investor Relations, Worksport Ltd.

T: 1 (888) 554-8789 x128

W1: https://investor.worksport.com

W2: www.worksport.com

E: investors@worksport.com

Key 2024 Press-Releases:

●	October 7: October Strategic Update
●	October 3: Commencing U.S Government Sales
●	September 30: Update On ISO Certification
●	September 19: Alpha Launch of SOLIS & COR
●	September 12: Record High August Sales
●	September 11: Worksport COR as an EV Range Extender for Tesla Model 3
●	August 14: Record High Revenues; 275% Q2 Growth
●	August 1: Impressive SOLIS Solar Cover Test Results
●	May 8: Worksport Awarded $2.8MM Grant
●	April 25: Worksport Signals Undervalued Status, Eyes Major 2024 Growth

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

●	Investor Newsletter: Investors and customers are invited to follow Worksport’s progress as it builds on this momentum and strives to redefine industry standards with each new corporate development. Link to Newsletter

●	Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com E: investors@worksport.com W: worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook YouTube	LinkedIn Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.